FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity New York Municipal Trust

Fund	Fidelity New York Municipal Income Fund
Trade Date	3/12/2015
Settle Date	3/19/15
Security Name	NY MTA TRANSP 5% 11/15/28
CUSIP	59259Y4Y2
Price	116.725
Transaction Value	$ 1,167,250.00
Class Size	$ 246,940,000
% of Offering	0.405%
Underwriter Purchased From	BofA Merrill Lynch
Underwriting Members: (1)	BofA Merrill Lynch
Underwriting Members: (2)	Citigroup
Underwriting Members: (3)	Duncan-Williams, Inc.
Underwriting Members: (4)	Oppenheimer & Co. Inc.
Underwriting Members: (5)	KeyBanc Capital Markets Inc.
Underwriting Members: (6)	Goldman, Sachs & Co.
Underwriting Members: (7)	J.P. Morgan
Underwriting Members: (8)	Jefferies
Underwriting Members: (9)	Loop Capital Markets LLC
Underwriting Members: (10)	Morgan Stanley
Underwriting Members: (11)	Ramirez & Co., Inc.
Underwriting Members: (12)	RBC Capital Markets
Underwriting Members: (13)	Siebert Brandford Shank & Co., L.L.C.
Underwriting Members: (14)	Wells Fargo Securities
Underwriting Members: (15)	Academy Securities, Inc.
Underwriting Members: (16)	Barclays
Underwriting Members: (17)	BNY Mellon Capital Markets
Underwriting Members: (18)	Cabrera Capital Markets, LLC
Underwriting Members: (19)	CastleOak Securities, L.P.
Underwriting Members: (20)	Drexel Hamilton, LLC
Underwriting Members: (21)	Estrada Hinojosa & Company Inc.
Underwriting Members: (22)	Fidelity Capital Markets
Underwriting Members: (23)	Janney Montgomery Scott
Underwriting Members: (24)	M&T Securities, Inc.
Underwriting Members: (25)	Mesirow Financial, Inc.
Underwriting Members: (26)	Piper Jaffray & Co.
Underwriting Members: (27)	PNC Capital Markets LLC
Underwriting Members: (28)	Raymond James
Underwriting Members: (29)	Rice Financial Products Company
Underwriting Members: (30)	Roosevelt & Cross, Incorporated
Underwriting Members: (31)	Stern Brothers & Co.
Underwriting Members: (32)	Stifel
Underwriting Members: (33)	TD Securities
Underwriting Members: (34)	US Bancorp
Underwriting Members: (35)	The Williams Capital Group, L.P.